SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2001

Commission File Number 001-01136

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware	22-079-0350
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

345 Park Avenue, New York, N.Y. 10154

(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 546-4000

Item 2. Acquisition or Disposition of Assets

On November 15, 2001, Bristol-Myers Squibb Company, a Delaware corporation (the "Company"), completed the previously announced sale of its Clairol beauty care business ("Clairol") to Procter & Gamble, an Ohio corporation ("P&G"). The sale was pursuant to the Stock and Asset Purchase Agreement (the "Purchase Agreement"), dated as of May 20, 2001, between the Company and P&G. The purchase price, which was determined by arm's length negotiation, was for $4.95 billion in cash.

The foregoing summary of the sale is qualified in its entirety by the Purchase Agreement, which is incorporated by reference as Exhibit 99.1 attached hereto.

The press release announcing the completion of the sale is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business to be Acquired

N/A (b) Pro Forma Financial Information

The Company's consolidated statement of earnings for the year ended December 31, 2000, included in the Company's Form 10-K filed on April 2, 2001, reflects Clairol as a discontinued operation. In addition, the Company's consolidated statement of earnings for the nine months ended September 30, 2001, included in the Company's Form 10-Q filed on November 14, 2001, also reflects Clairol as a discontinued operation. Therefore, pro forma statements of earnings for these periods are not included in this Form 8-K, as permitted under Rule 11-02(c) of Regulation S-X.

The unaudited pro forma balance sheet is presented for illustrative purposes only and does not purport to be indicative of the financial position that would have actually occurred if the transaction has been effected on September 30, 2001, nor is it indicative of our future financial position. The pro forma adjustments reflecting the consummation of the divestiture are based upon the assumptions set forth in the notes hereto.

Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2001
(Dollars in millions)
	HISTORICAL
	_____________________
	BRISTOL-MYERS		PRO FORMA		PRO
	SQUIBB	CLAIROL	ADJUSTMENT		FORMA
ASSETS
Current Assets:
Cash and cash equivalents	$2,801	$-	$4,950	(1)	$6,177
			(1,574)	(2)
Time deposits and marketable securities	279				279
Receivables, net of allowances	3,738	(308)			3,430
Inventories	1,670	(186)			1,484
Prepaid expenses	985	(33)	____		952

Total Current Assets
	9,473	(527)	3,376		12,322

Property, Plant and Equipment, net	4,685	(208)			4,477
Excess of cost over net tangible assets arising from business acquisitions	1,377	(43)	-		1,334
Other Assets	9,100	(9)	-		9,091

Total Assets
	$24,635	$(787)	$3,376		$27,224

LIABILITIES
Current Liabilities:

Short-term borrowings
	$1,734	$-	$(1,574)	(2)	$160

Accounts payable
	1,432	(121)			1,311

Accrued expenses and other current liabilities
	2,809	(191)	287	(3)	2,905

U.S. and foreign income taxes payable
	1,072	(34)	1,700	(5)	2,738

Total Current Liabilities
	7,047	(346)	413		7,114
Other Liabilities	1,394	(30)	-		1,364
Long-Term Debt	6,259	-	-		6,259

Total Liabilities
	14,700	(376)	413		14,737

Stockholders' Equity
Net assets disposed of	-	(463)	463	(4)	-
Common stock	220	-	-		220
Capital in excess of par value of stock	2,272	-	-		2,272
Other comprehensive income	(1,127)	52			(1,075)
Retained earnings	19,756		4,200	(4)	22,256
	______	______	(1,700)	(5)	______
	21,121	(411)	2,963		23,673
Less cost of treasury stock	11,186	-	-		11,186

Total Stockholders' Equity
	9,935	(411)	2,963		12,487

Total Liabilities and Stockholders' Equity	$24,635	$ (787)	$3,376		$27,224

See Notes to Unaudited Pro Forma Financial Statements

Notes to Unaudited Pro Forma Financial Statements

1. To reflect the proceeds received from P&G attributable to the sale of Clairol.

2. To reflect the use of $1,574 million in proceeds to repay commercial paper outstanding.

3. To reflect liabilities incurred as a result of the sale, including transaction fees, employee severance and other charges.

4. To reflect the estimated gain on the sale calculated as follows (in millions):

Proceeds received	$ 4,950
Historical net assets of Clairol	(463)
Liabilities incurred as a result of the sale	(287)
Estimated gain on sale	$4,200

5. To reflect the estimated taxes on the preliminary gain of $4,200 million.

  (c) Exhibits

Exhibit No.	Description
99.1	Stock and Asset Purchase Agreement between the Company and P&G dated as of May 20, 2001 (incorporated herein by reference to Exhibit 99.2 of the registrant's 10-Q for the quarterly period ending June 30, 2001).

99.2	Press Release dated November 16, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     Bristol-Myers Squibb Company,
Date: November 30, 2001
                                                                      By: /s/Sandra Leung
                                                                      Name: Sandra Leung
                                                                      Title:  Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Stock and Asset Purchase Agreement between the Company and P&G dated as of May 20, 2001 (incorporated herein by reference to Exhibit 99.2 of the registrant's 10-Q for the quarterly period ending June 30, 2001).

99.2	Press Release dated November 16, 2001